Exhibit 8.1

BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES	INTERNATIONAL LAWYERS Plaza 66, 37th Floor 1266 Nanjing Road West Shanghai 200040, People’s Republic of China TELEPHONE (86) 21-2307-7000 FACSIMILE (86) 21-2307-7300 www.omm.com	NEWPORT BEACH NEW YORK SAN FRANCISCO SILICON VALLEY TOKYO WASHINGTON, D.C.

August 7, 2007 WuXi PharmaTech (Cayman) Inc. 288 Fute Zhong Road Waigaoqiao Free Trade Zone Shanghai 200131, PRC	OUR FILE NUMBER 952940-0002 WRITER’S DIRECT DIAL (86) 21-2307-7007 WRITER’S E-MAIL ADDRESS kberney@omm.com

Re:	American Depositary Shares (the “ADSs”), representing 105,511,832 Ordinary Shares of WuXi PharmaTech (Cayman) Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to the Company, a Cayman Islands company, in connection with the initial filing of a Registration Statement on Form F-1 (the “F-1 Registration Statement”) with the Securities and Exchange Commission on July 24, 2007 and subsequent amendments thereto (Registration No. 333-144806), for registration under the Securities Act of 1933, as amended, of 13,188,979 ADSs in an initial public offering. You have requested our opinion concerning statements in the “Taxation—U.S. Federal Income Taxation” section of the F-1 Registration Statement.

In our capacity as counsel to the Company, we have examined originals or copies of those corporate and other documents we considered appropriate, including the F-1 Registration Statement and the forms of agreements attached as exhibits thereto and such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that the transactions described in the F-1 Registration Statement and the forms of agreements attached as exhibits thereto will be performed in the manner described therein. We have further relied on representations provided by the Company to us regarding the nature and structure of the Company’s multi-platform marketing business. We have not made an independent investigation of documents submitted or facts represented to us.

On the basis of the foregoing and our consideration of those questions of law we considered relevant, and subject to the limitations, qualifications, and assumptions set forth in

 Licensed foreign lawyers only

August 7, 2007 - Page 2

this opinion, we confirm that the discussion in the “Taxation—U.S. Federal Income Taxation” section of the F-1 Registration Statement is an accurate summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs under currently applicable law and, to the extent that it constitutes matters of federal income tax law or legal conclusions relating to the federal income tax laws of the United States and subject to the qualifications therein, represents our opinion.

Our opinion is based on the existing provisions of the U.S. Internal Revenue Code of 1986, as amended and regulations thereunder (both final and proposed) and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. We express no opinion with respect to other federal laws, the laws of any state, the laws of any foreign country or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein. Our opinion is rendered to the Company as of the date of this letter and we undertake no obligation to update it subsequent to the date of this letter. Any changes or differences in the facts from those disclosed in the F-1 Registration Statement will affect our opinion.

The above opinion is provided to the Company for the Company’s use in connection with the transactions that are the subject of the “Taxation—U.S. Federal Income Taxation” section of the F-1 Registration Statement.

We consent to the Company’s use of this opinion as an Exhibit to the F-1 Registration Statement and to the Company’s reference to our name in the “Taxation—U.S. Federal Income Taxation” section of the F-1 Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP